Exhibit 99.1

PDS Biotech Announces Publication of Preclinical Research and Grant of U.S. Composition of Matter Patent for Infectimune®

Preclinical research published in Vaccines demonstrates Infectimune® significantly improved quantity and quality of potent multifunctional CD4 T cells compared to vaccine adjuvants

Patent for composition of matter and use of Infectimune® based influenza vaccines granted in the United States

Princeton, NJ, March 13, 2024 - PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or “the Company”), a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary T cell-activating platforms, today announced the publication of preclinical research and a patent granted by the United States Patent and Trademark Office (USPTO) that strengthen the foundation of the Company’s infectious disease vaccine platform Infectimune®.

Preclinical research published in Vaccines demonstrated that the recombinant protein influenza vaccine Flublok® combined with Infectimune® (R-DOTAP) significantly promoted improved quantity and quality of potent multifunctional CD4 T cells when compared to infectious disease adjuvants. The research concluded that Infectimune® is a leading candidate for use in the next generation of preventive vaccines that may provide more effective and broader protection than current vaccines allow. Infectimune® is being used in PDS0202, the Company’s universal influenza vaccine intended to provide broad protection against multiple flu strains.

“Recently published preclinical research shows that Infectimune® overcomes the limitations of current vaccines by promoting CD4+ T cells, known to target many viral proteins and highly conserved regions of viruses,” said Frank Bedu-Addo, Ph.D., President and Chief Executive Officer of PDS Biotech. “Prior preclinical studies of Infectimune® based influenza vaccines have also shown its potential to provide several advantages over existing influenza vaccines through the induction of broad cross-protective immunity to different subtypes of influenza. We believe this represents a significant advancement in the potential to protect against influenza, its mutations or antigenic drifts.”

Additionally, the USPTO granted U.S. Patent Number 11,904,015 titled, “Vaccine Compositions and Methods of Use,” directed to vaccine compositions employing the Infectimune® platform and influenza antigens to elicit T cells and antibodies in February 2024. The patent protects compositions containing the Infectimune® platform and influenza antigens and methods of using the Infectimune® platform with pathogenic antigens generally.

“This patent adds to the intellectual property governing our novel investigational universal influenza vaccine,” continued Dr. Bedu-Addo. “Possessing multiple layers of intellectual property for our assets is an important value driver for PDS Biotech and is a key component of our business strategy.”

About Infectimune®
Infectimune® is a novel investigational immune activating platform that generates broad and robust antibody and T-cell responses that provide durable protection against infectious disease. Infectimune® based vaccines are given by intramuscular injection and generate robust and durable protection against infectious agents in preclinical studies. Infectimune® based vaccines have demonstrated safety in preclinical studies and appear to provide more robust and longer-lasting protection against infectious disease.

About PDS Biotechnology
PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our proprietary Versamune®, Versamune® plus PDS01ADC and Infectimune® T cell-activating platforms. We believe our targeted immunotherapies have the potential to overcome the limitations of current immunotherapy approaches.  Our Versamune® platform activates the right type, quantity and potency of tumor attacking T cells. Our IL-12 fused antibody drug conjugate (PDS01ADC) is designed to target the tumor to promote suppression of the tumor’s defenses while promoting T-cell activity in the tumor. To date, Versamune® HPV16 (PDS0101), PDS01ADC and PDS0101 co-administered with PDS01ADC, our lead clinical candidates, have demonstrated the ability to shrink tumors and/or stabilize disease when used as single agents or in combination with approved therapies in patients with a broad range of solid tumors in multiple Phase 2 clinical trials. We plan to advance our lead program into a pivotal trial for the treatment of recurrent/metastatic HPV16-positive head and neck cancer. Our Infectimune® based vaccines have demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T-cell responses, including long-lasting memory T-cell responses in pre-clinical studies to date. To learn more, please visit www.pdsbiotech.com or follow us on X at @PDSBiotech.

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® and Infectimune® are registered trademarks of PDS Biotechnology Corporation. Flublok® is a registered trademark of Protein Sciences Corporation.

Investor Contact:
Mike Moyer
LifeSci Advisors
Phone +1 (617) 308-4306
Email: mmoyer@lifesciadvisors.com

Media Contact:
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